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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To Foothill Independent Bancorp:

We consent to the incorporation by reference in Registration Statement No. 2-89744 on Form S-8 filed March 1, 1984, Registration Statement No. 33-57586 on Form S-8 filed January 29, 1993, and Registration Statement No. 33-83854 on Form S-3 filed September 12, 1994, of our report dated January 26, 1997 on the consolidated financial statements of Foothill Independent Bancorp as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included at page 34 of its Annual Report on Form 10-K for the year ended December 31, 1996.


                                        /s/ VAVRINEK, TRINE, DAY & COMPANY
                                        ---------------------------------------
                                            VAVRINEK, TRINE, DAY & COMPANY
                                            Certified Public Accountants


March 26, 1997
Rancho Cucamonga, California



                                  Exhibit 23.1